Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Modular Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—		—		—		—	—
	Equity	Common Stock, par value $0.001 per share			(1)(2)		(1)		(3)
	Equity	Preferred Stock			(1)		(1)		(3)
	Debt	Debt Securities			(1)		(1)		(3)
	Other	Warrants			(1)(3)		(1)		(3)
	Other	Units			(1)(4)		(1)		(3)
	Unallocated (Universal) Shelf	—	Rule 457(o)		(1)		(1)	$75,000,000	(3)	$0.00015310	$11,482.50	(5)
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—					—	—	—	—

	Total Offering Amounts							$75,000,000			$11,482.50
	Total Fees Previously Paid										—
	Total Fee Offsets										$1,086	(6)
	Net Fee Due										$10,396.50

(1)	Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the offering, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per security or the proposed maximum aggregate offering price. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to this registration statement exceed $75,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Subject to Note 1 above, there is being registered hereunder an indeterminate number of shares of our common stock as may from time to time be sold hereunder. In addition, pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include an indeterminate number of shares of our common stock as may be issued from time to time upon exercise or exchange of the securities issued directly hereunder. No separate consideration will be received for any shares of our common stock so issued upon exchange.

(3)	Subject to Note 1 above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.

(4)	Each unit will represent an interest in two or more securities, which may or may not be separable from one another.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(6)	See Note (1) under Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Modular Medical, Inc.	S-3	333-264193	04/08/2022		$1,086	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	N/A	$11,713,103
Fee Offset Claims	Modular Medical, Inc.	S-3	333-264193		04/08/2022			Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	N/A		$1,086	(1)

1.	The Registrant hereby offsets the total registration fee of $4,635 due under this registration statement by $1,086, which represents the portion of the registration fee previously paid with respect to $11,713,103 of unsold securities previously registered under the Registration Statement on Form S-3 (File No. 333-264193) filed by the registrant on April 8, 2022, and further amended by Amendment No. 1 thereto filed on April 15, 2022, and declared effective on April 19, 2022, (the “2022 Shelf Registration Statement”). The offering of the unsold securities registered under the 2022 Shelf Registration Statement has been terminated.